Exhibit 99.1

For Release 11/14/2003

NEXSTAR FINANCE HOLDINGS, L.L.C. REPORTS THIRD QUARTER 2003 RESULTS

Irving, TX—November 14, 2003—Nexstar Finance Holdings, L.L.C. today reported financial results for the quarter ended September 30, 2003.

Reported results

Net broadcast revenue in the third quarter of 2003 was $32.0 million, an increase of 10.4% over net broadcast revenue of $29.0 million in the third quarter of 2002. EBITDA for the third quarter of 2003 was $10.0 million compared to $10.8 million for the third quarter of 2002. For the nine months ended September 30, 2003, net broadcast revenue was $93.8 million compared to $83.9 million for the same period in 2002, an increase of 11.7%. EBITDA was $30.3 million and $29.4 million for the first nine months of 2003 and 2002, respectively. A reconciliation of earnings as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) to EBITDA is included in the attached exhibits.

Nexstar recognized a net loss for the third quarter of 2003 of $8.1 million, compared to a net loss in the third quarter of 2002 of $6.5 million. For the first nine months of 2003, Nexstar’s net loss was $26.5 million compared to a net loss of $46.6 million for the first nine months of 2002. The nine month loss in 2002 included a transition impairment charge for goodwill of $27.4 million. In the first quarter of 2003, the Company recorded a write off of $5.8 million of debt financing costs related to the refinancing of our senior credit facilities. The write off of debt financing costs is included in interest expense.

On a same station basis after giving pro forma effect to completed acquisitions and pending acquisitions for which the company already provides services, Nexstar’s “core” local and national revenue was up 4.2% compared to the third quarter of 2002. Political revenues were $0.9 million in the third quarter of 2003 compared to $5.1 million in the same period of 2002. Our total net broadcast revenue on a same station basis after giving pro forma effect finished at $32.0 million in the third quarter of 2003, down 8.9% as compared to the $35.1 million in the third quarter of 2002. Station operating expenses finished 2.5% under third quarter of 2002, excluding program payments which were down 2.0% on a same station basis after giving pro forma effect.

As of September 30, 2003, the Company had senior debt of $352.5 million, total debt of $462.7 million and cash on hand of $51.7 million.

Recent Developments

On August 1, 2003 Nexstar closed on its acquisition of NBC affiliate KARK TV, Little Rock – Pine Bluff, AR and ABC affiliate WDHN TV, Dothan, AL, from Morris Multimedia.

Nexstar Reports Third Quarter 2003 Results

On September 12, 2003 Nexstar announced it had reached a definitive agreement to acquire all the subsidiaries of Quorum Broadcast Holdings, LLC. Quorum owns and operates 11 television stations (including WTVW, which certain Quorum subsidiaries have contracted to sell) and provides management, sales or other services to an additional five stations, primarily to medium-sized markets. On the same date, Nexstar also entered into a management and consulting services agreement with Quorum pursuant to which Nexstar will perform certain management functions pending completion of the purchase. The transaction is expected to close in the fourth quarter of this year.

On October 13, 2003 Nexstar entered into a purchase agreement to acquire the NBC affiliates KPOM TV, Fort Smith, AR and KFAA TV, Rogers, AR, from J.D.G. Television, Inc. Nexstar began operating the stations through a time brokerage agreement effective October 16, 2003. The transaction is expected to close in the first quarter of 2004.

Third Quarter Conference Call

Senior management will hold a conference call to discuss third quarter results on Friday, November 14, 2003 at 9 a.m. EST. The dial in number is (800) 915-4836. No additional access code is needed. A replay will be available through November 18, 2003 by dialing (800) 428-6051 and entering passcode 311381.

Safe Harbor Statement

This release contains both historical and forward-looking statements. All statements, other than statements of historical fact, are or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as our management’s expectations of future business prospects or financial results. Such forward-looking statements involve a number of risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, the situation in Iraq or other geopolitical events, competition for audience and programming, government regulations and new technologies, and should be considered in light of these and other risk factors described in Nexstar’s filings with the Securities and Exchange Commission. Such factors may cause actual results to differ materially from the forward-looking statements. Nexstar undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, unless otherwise required by law.

For more information, contact:

Bob Thompson, Chief Financial Officer

(972) 373-8800

Nexstar Reports Third Quarter 2003 Results

About Nexstar

Nexstar owns or provides services to 42 television stations (including the pending acquisitions):

DMA	Market	Station Call Letters	Channel #	Affiliation	Status
—	Washington, DC/Hagerstown, MD	WHAG-TV	25	NBC	Acq. pending
53	Wilkes-Barre/Scranton, PA	WBRE-TV WYOU-TV	28 22	NBC CBS	Owned SSA
56	Little Rock-Pine Bluff, AR	KARK-TV	4	NBC	Owned
73	Springfield, MO	KOLR-TV KDEB-TV	10 27	CBS Fox	Acq. pending Acq. pending
77	Rochester, NY	WROC-TV	8	CBS	Owned
81	Shreveport, LA	KTAL-TV	6	NBC	Owned
82	Champaign/Springfield/Decatur, IL	WCIA-TV WCFN-TV	3 49	CBS UPN	Owned Owned
104	Ft. Wayne, IN	WFFT-TV	55	Fox	Acq. pending
107	Ft. Smith/Fayetteville/Springdale/ Rogers, AR	KPOM-TV KFAA-TV	24 51	NBC NBC	Acq. pending/TBA Acq. pending/TBA
117	Peoria/Bloomington, IL	WMBD-TV WYZZ-TV	31 43	CBS Fox	Owned JOA
129	Amarillo, TX	KAMR-TV KCIT-TV KCPN-LP	4 14 33	NBC Fox Indep.	Acq. pending Acq. pending Acq. pending
133	Monroe, LA—El Dorado, AR	KARD-TV	14	Fox	Acq. pending
135	Rockford, IL	WQRF-TV	39	Fox	Acq. pending
137	Beaumont/Port Arthur, TX	KBTV	4	NBC	Owned
142	Wichita Falls, TX/Lawton, OK	KFDX-TV KJTL-TV KJBO-LP	3 18 35	NBC Fox UPN	Owned JSA JSA
143	Erie, PA	WJET-TV WFXP-TV	24 66	ABC Fox	Owned TBA
145	Joplin, MO/Pittsburg, KS	KSNF-TV KODE-TV	16 12	NBC ABC	Owned SSA

Nexstar Reports Third Quarter 2003 Results

About Nexstar (continued)

DMA	Market	Station Call Letters	Channel #	Affiliation	Status
146	Terre Haute, IN	WTWO-TV WBAK-TV	2 38	NBC Fox	Owned Acq. pending/SSA & JSA
147	Lubbock, TX	KLBK-TV KAMC-TV	13 28	CBS ABC	Acq. pending Acq. pending
158	Odessa/Midland, TX	KMID-TV	2	ABC	Owned
163	Abilene/Sweetwater, TX	KTAB-TV KRBC-TV	32 9	CBS NBC	Owned SSA
167	Utica, NY	WFXV-TV WPNY-LP	33 11	Fox UPN	Acq. pending Acq. pending
170	Billings, MT	KSVI-TV KHMT-TV	6 4	ABC Fox	Acq. pending Acq. pending
171	Dothan, AL	WDHN-TV	18	ABC	Owned
193	St. Joseph, MO	KQTV	2	ABC	Owned
196	San Angelo, TX	KSAN-TV	3	NBC	SSA

NEXSTAR FINANCE HOLDINGS, L.L.C.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
	(Unaudited)		(Unaudited)
	(dollars in thousands)		(dollars in thousands)

Revenue (excluding trade and barter)	$33,816	$37,023	$97,438	$108,459
Less: commissions	(4,815)	(5,009)	(13,507)	(14,678)

Net broadcast revenue (excluding trade and barter)	29,001	32,014	83,931	93,781
Trade and barter revenue	2,689	2,748	7,603	8,365

Total net revenue	31,690	34,762	91,534	102,146

Operating expenses:
Station direct operating expenses, net of trade	7,957	9,474	23,581	27,846
Selling, general, and administrative expenses	7,438	9,085	22,578	26,009
Trade and barter expense	2,445	2,634	7,258	8,234
Corporate expenses	1,008	1,630	2,869	4,255
Amortization of broadcast rights, excluding barter	2,092	1,890	5,879	5,478
Amortization of intangible assets	3,370	4,686	9,844	11,823
Depreciation	3,443	3,346	9,846	9,177

Total operating expenses	27,753	32,745	81,855	92,822

Income from operations	3,937	2,017	9,679	9,324
Interest expense, including amortization of debt financing costs	(9,690)	(11,849)	(28,927)	(38,440)
Interest income	36	147	94	471
Other income (expenses), net	(2,104)	857	(2,366)	1,403

Loss before income taxes and cumulative effect of change in accounting principle	(7,821)	(8,828)	(21,520)	(27,242)
Income tax benefit	1,280	590	2,333	431

Loss before cumulative effect of change in accounting principle and minority interest in consolidated entity	(6,541)	(8,238)	(19,187)	(26,811)
Cumulative effect of change in accounting principle, net of tax	—	—	(27,419)	—
Minority interest in consolidated entity	—	158	—	263

Net loss	$(6,541)	$(8,080)	$(46,606)	$(26,548)

Other comprehensive income:
Change in market value of derivative instrument	$843	$—	$2,763	$—

Net loss and other comprehensive income	$(5,698)	$(8,080)	$(43,843)	$(26,548)

Supplemental financial data:
Debt outstanding			$317,703	$462,660
Cash and cash equivalents			17,987	51,733
Capital expenditures	$1,583	$1,926	5,518	6,079
Program rights payments	1,849	1,813	5,785	5,461
Non-recurring expenses	105	80	567	239

NEXSTAR FINANCE HOLDINGS, L.L.C.

UNAUDITED RECONCILIATION BETWEEN ACTUAL CONSOLIDATED STATEMENTS OF

OPERATIONS AND EBITDA

Includes the operations of KARK, WDHN, KRBC, KSAN and WBAK

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Net loss	$(6,541)	$(8,080)	$(46,606)	$(26,548)
Add:
Cumulative effect of change in accounting principle, net of tax	—	—	27,419	—
Minority interest in consolidated entity	—	(158)	—	(263)
Income tax benefit	(1,280)	(590)	(2,333)	(431)
Interest expense, including amortization of debt financing costs	9,690	11,849	28,927	38,440
Interest income	(36)	(147)	(94)	(471)
Depreciation and amortization of intangibles	6,813	8,032	19,690	21,000
Other expenses (income), net	2,104	(857)	2,366	(1,403)

EBITDA	$10,750	$10,049	$29,369	$30,324

Pro forma adjustments
KARK operating results	1,744	—	4,172	379
WDHN operating results	53	—	132	50
KRBC operating results	62	—	(429)	—
KSAN operating results	95	—	392	—
WBAK operating results	(96)	—	(248)	(106)
Add:
Depreciation and amortization KARK	428	—	1,315	—
Depreciation and amortization WDHN	53	—	156	—
Depreciation and amortization KRBC	––	—	631	—
Corporate expenses KARK	(46)	—	421	—
Corporate expenses WDHN	(4)	—	64	—
Corporate expenses KRBC	—	—	30	—

Pro Forma EBITDA	$13,039	$10,049	$36,005	$30,647

We define EBITDA as net income (loss) plus cumulative effect of change in accounting principle, interest expense (net), income taxes, depreciation and amortization of intangibles, minority interest in consolidated entity, and other expenses (income). EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements, and (iii) is not intended to represent a measure of funds available for debt service, dividends, reinvestment or discretionary uses. We believe that the presentation of EBITDA is relevant and useful because such data is used by industry analysts, investors and rating agencies to determine a market value and financial performance of our television stations. Furthermore, we believe that EBITDA provides useful information to investors because it is used by Nexstar’s management to determine our operating performance, and (along with other data) as internal measures for setting budgets, assessing financial performance, evaluating targeted stations for acquisition and as a measurement component of incentive compensation.